As filed with the Securities            Registration No.
and Exchange Commission on              ____________________
____________________________

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                         FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     BLACK MOUNTAIN GOLD, INC.
          (Name of small business issuer in its charter)

Nevada                   1081                      36-4349220
---------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial               Identification #)
Organization)            Classification Code)

BLACK MOUNTAIN GOLD, INC.          Conrad C. Lysiak, Esq.
528 Fon du Lac Drive               601 West First Avenue, Suite 503
East Peoria, Illinois    61611     Spokane, Washington  99201
(309) 699-8725                     (509) 624-1475
--------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

=====================================================================

---------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
Securities                    Offering    Aggregate
to be          Amount to be   Price       Offering          Registration
registered     Registered     Per Share   Price             Fee [1]

Shares of
Common Stock:  10,000,000     $ 5.00      $   50,000,000    $13,200.00
One share
----------------------------------------------------------------------
TOTAL REGISTRATION FEE                       $   50,000,000 $13,200.00
----------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY THE STATES.

Prospectus

                     BLACK MOUNTAIN GOLD, INC.
                      Shares of Common Stock
              No Minimum - 10,000,000 Shares Maximum

     Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 10,000,000 shares of common stock. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of up to 270 days from the effective date.

     Investing in our common stock involves  risks.  See "Risk
Factors" starting at page 6.

---------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
---------------------------------------------------------------------

Shares              $5.00          $50,000,000         $44,371,800
--------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

     The date of this prospectus is ____________________, 2000.

                        TABLE OF CONTENTS



                                                           Page No.

Summary of Prospectus     .    .    .    .    .    .    .     5

Risk Factors    .    .    .    .    .    .    .    .    .     6
  Risks Associated with Our Company      .    .    .    .     6
  Risks Associated with this Offering    .    .    .    .     8

Use of Proceeds      .    .    .    .    .    .    .    .     9

Determination of Offering Price     .    .    .    .    .    10

Capitalization  .    .    .    .    .    .    .    .    .    11

Dilution of the Price You Pay for Your Shares .    .    .    11

Plan of Distribution; Terms of the Offering   .    .    .    14

Business   .    .    .    .    .    .    .    .    .    .    16

Management's Discussion and Analysis of
 Financial Condition and Results of Operations.    .    .    28

Management .    .    .    .    .    .    .    .    .    .    30

Executive Compensation    .    .    .    .    .    .    .    32

Principal Shareholders    .    .    .    .    .    .    .    33

Description of Securities .    .    .    .    .    .    .    34

Certain Transactions      .    .    .    .    .    .    .    36

Litigation .    .    .    .    .    .    .    .    .    .    36

Experts    .    .    .    .    .    .    .    .    .    .    36

Legal Matters   .    .    .    .    .    .    .    .    .    36

Financial Statements .    .    .    .    .    .    .    .    37

--------------------------------------------------------------------
                      SUMMARY OF OUR OFFERING
--------------------------------------------------------------------

     This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

     We are an exploration company. We own 38 properties. We intend to explore for gold on our properties.

     Our administrative office is located at 528 Fon du Lac Drive, East Peoria, Illinois 61611, telephone (309) 699-8725. Our fiscal year end is December 31.

The Offering

     Following is a brief summary of this offering:

Securities being offered .    .    .    Up to 10,000,000 shares of
                                        common stock.
Offering price per share      .    .    $ 5.00
Offering period     .    .    .    .    The shares of common stock
                                        are being offered for a
                                        period not to exceed 270
                                        days.
Net proceeds to our company   .    .    Approximately $44,371,800.
Use of proceeds     .    .    .    .    We will use the proceeds to
                                        pay for offering  expenses,
                                        research and exploration.
Number of shares of common stock
  outstanding before the offering  .    9,550,000
Number of shares of common stock
  outstanding after the offering   .    19,550,000

--------------------------------------------------------------------
                            RISK FACTORS
--------------------------------------------------------------------

     Please consider the following risk factors before deciding to invest in our common stock

Risks Associated with Our Company:

      1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

     We were incorporated in February 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $209,941. Our ability to achieve and maintain profitability and positive cash flow is dependent upon
     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration  stage  costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

      2. We are subject to risks inherent in the establishment of a new business enterprise.

     We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

     3. We have no known mineral reserves and if we cannot find any we will have to cease operations.

     We have no mineral reserves. If we do not find a mineral reserve containing gold or if we cannot develop the mineral reserve, either because we do not have money to do it or because it will not be economically feasible to do it, we will have to cease operations an you will loose your investment.

     4. Weather interruptions in the state of Arizona may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately ten months out of the year. This is because extreme heat in July and August prevent exploration.

     5. Because we are small and do not have much capital, we must limit our exploration.

     Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money exploring our property.

      6. We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7.  People we do business with may not be year 2000 compliant.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.

     8.  We may not have enough money to complete our exploration .

     We may not have enough money to complete the exploration of our property. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

      9. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

     Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies. In the future, if we decide to acquire a mining property which is also sought by one of the companies which Messrs. Runyon, Roemer or Steeves are officers or directors, a direct conflict of interest could result.

Risks Associated with This Offering:

      10. Because we may be a penny stock, you may not be able to resell our shares.

     Our common stock may be defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we may be a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers may not be willing to make a market in our stock.

      11. After this offering, control of the company will remain with Messrs. Runyon, Roemer and Steeves which may inhibit a change of control.

     Even if we sell all 10,000,000 shares of common stock in this offering, Messrs. Runyon, Roemer and Steeves will still own or
control 6,750,000 shares and will continue to control us.   As a
result, after completion of this offering, regardless of the number of shares we sell, Messrs. Runyon, Roemer and Steeves will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations is eliminated. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

     12. Messrs. Runyon, Roemer and Steeves's control can have a depressive effect on the market price of stock.

     Because Messrs. Runyon, Roemer and Steeves will control us after the offering, regardless of the number of shares sold, the value
attributable to the right to vote is gone.   This could result in a
reduction in the market value to the shares you own because of the ineffective voting power.

      13. Messrs. Runyon, Roemer and Steeves will receive a substantial benefit from your investment.

     Messrs. Runyon, Roemer and Steeves, our officers and directors, will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $110,025. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will loose your investment while Messrs. Runyon, Roemer and Steeves will loose only approximately $110,025.

      14. Because there is no public trading market for our common stock, you may not be able to resell your shares.

     There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

     15. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

      16. You may be investing in a company that does not have adequate funds to conduct its operations.

     Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

     17. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

     A total of 6,750,000 shares of stock were issued to our officers and directors or entities controlled by them. They paid an average price of $0.024 per share. They will likely sell a portion of their stock if the market price goes above $5.00. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.


--------------------------------------------------------------------
                          USE OF PROCEEDS
--------------------------------------------------------------------

     Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of
$8,492,080 will be $41,507,920 if all of the shares are sold. The first $128,200 raised will be used offering expenses. We will use the net proceeds as follows:
                         25%       50%       75%       100%

Amount raised        $12,500,000    $25,000,000    $37,500,000    $50,000,000

Allocation
Offering expenses    $ 1,503,200    $ 2,873,200    $ 4,253,200    $ 5,628,200
Exploration          $10,000,000    $10,250,000    $12,500,000    $16,250,000
Equipment            $   246,800    $11,121,800    $19,996,800    $27,371,800
Working capital      $   750,000    $   750,000    $   750,000    $   750,000

     Exploration expenditures consist of consulting services, costs of obtaining geologic literature, and costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches, pits and tunnels.

     Equipment expenditures consist of mining, milling and laboratory equipment.

     Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary for secretary and office workers, if needed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgement of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------
                  DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a maximum of $50,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack of operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     *    our relative cash requirements.

--------------------------------------------------------------------
                          CAPITALIZATION
--------------------------------------------------------------------

     The following table sets forth our capitalization at August 31, 2000, historical basis and as adjusted to reflect the sale of the shares.

     This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                    09/30/00       As Adjusted After Offering
                    Actual     25%         50%         75%          100%
Stockholder's Equity:
Convertible Preferred Stock
 50,000,000 shares authorized
 $0.001 par value,
 10,000,000 shares
 issued        $  10,000   $    10,000   $    10,000 $    10,000  $    10,000
Common Stock: 50,000,000
 shares authorized,
 par value $0.001
 9,550,000 issued and
  outstanding plus
  shares from
  offering      $   9,550
 12,050,000 issued and
  outstanding               $    12,050
 14,550,000 issued and
  outstanding                            $    14,550
 17,050,000 issued and
  outstanding                                         $    17,050
 19,550,000 issued and
  outstanding                                                      $   19,550
Additional Paid-in
 Capital         $ 534,610  $11,528,910  $22,651,410  $33,773,910  $44,869,410
Common Stock
 Subscribed      $ (76,366) $   (76,366) $   (76,366) $   (76,366) $   (76,366)
Deficit accumulated
 during the
 exploration
 stage           $(209,941) $  (209,931) $  (209,941) $  (209,941) $  (209,941)
                 ---------  -----------  -----------  -----------  -----------
TOTAL STOCKHOLDERS'
 EQUITY
 (deficit)       $ 267,853  $11,264,653  $22,389,653  $33,514,653  $44,639,653
                 =========  ===========  ===========  ===========  ===========
--------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of August 31, 2000, the net tangible book value of our shares of common stock was $257,853 or approximately $0.03 per share based upon 9,550,000 shares outstanding.

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 19,550,000 common shares to be outstanding will be $44,629,653, or approximately $2.28 per common share. The net tangible book value of the shares held by our existing stockholders will be increased by $2.25 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $2.28 per share.

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 17,050,000 common shares to be outstanding will be $33,504,653, approximately $1.97 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.94 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $1.97 per share.

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 14,550,000 shares to be outstanding will be $22,379,653, or approximately $1.53 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.50 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $1.53 per share.

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 12,505,000 shares to be outstanding will be $11,254,653, or approximately $1.53 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.50 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $0.93 per share.

     After completion of this offering, if 10,000,000 shares are sold, you will own approximately 51.15% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000,000, or $5.00 per share. Our existing stockholders will own approximately 48.85% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $544,160, or approximately $0.06 per share.

     After completion of this offering, if 7,500,000 shares are sold, you will own approximately 43.99% of the total number of shares then outstanding shares for which you will have made a cash investment of $37,500,000 or $5.00 per share. Our existing stockholders will own approximately 56.01% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $544,160, or approximately $0.06 per share.

     After completion of this offering, if 5,000,000 shares are sold, you will own approximately 34.36% of the total number of shares then outstanding shares for which you will have made a cash investment of $25,000,000 or $5.00 per share. Our existing stockholders will own approximately 65.64% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $544,160, or approximately $0.06 per share.

     After completion of this offering, if 2,500,000 shares are sold, you will own approximately 20.75% of the total number of shares then outstanding shares for which you will have made a cash investment of $12,500,000, or $5.00 per share. Our existing stockholders will own approximately 79.25% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $544,160, or approximately $0.06 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders

Price per share     .    .    .    .    .    .    .    $    0.06
Net tangible book value per share before offering .    $    0.03
Net tangible book value per share after offering       $    2.28
Increase to present stockholders in net tangible book
value per share after offering     .    .    .    .    $    2.25
Capital contributions    .    .    .    .    .    .    $ 544,160
Number of shares outstanding before the offering       9,550,000
Number of shares after offering
 held by existing stockholders     .    .    .    .    9,550,000
Percentage of ownership after offering  .    .    .       48.85%

Purchasers of Shares in this Offering if all Shares Sold

Price per share     .    .    .    .    .    .    .    $      5.00
Dilution per share  .    .    .    .    .    .    .    $      2.72
Capital contributions    .    .    .    .    .    .    $50,000,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .     10,000,000
Percentage of ownership after offering  .    .    .         51.15%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share     .    .    .    .    .    .    .    $      5.00
Dilution per share  .    .    .    .    .    .    .    $      3.03
Capital contributions    .    .    .    .    .    .    $37,500,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .      7,500,000
Percentage of ownership after offering  .    .    .         43.99%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share     .    .    .    .    .    .    .    $     5.00
Dilution per share  .    .    .    .    .    .    .    $     3.47
Capital contributions    .    .    .    .    .    .    $25,000,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .      5,000,000
Percentage of ownership after offering  .    .    .         34.36%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share     .    .    .    .    .    .    .    $      5.00
Dilution per share  .    .    .    .    .    .    .    $      4.07
Capital contributions    .    .    .    .    .    .    $12,500,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .         20.75%
Percentage of ownership after offering  .    .    .

--------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------

     We are offering up to a total of 10,000,000 shares of common stock on a best efforts, no minimum, 10,000,000 shares of common stock maximum. The offering price is $5.00 per share. There is no minimum number of shares of common stock that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of up to 270 days from the effective date.

     There is no minimum number of shares of common stock that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The persons are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The persons are not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The persons are not at the time of their participation, an associated person of a broker-dealer; and,

     4. The persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve
(12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

      Our officers and directors are not subject to disqualification, are not being compensated, and are not associated with a broker-
dealer.   Our officers and directors are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. Our officers and directors have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "BLACK MOUNTAIN
GOLD, INC."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------
                             BUSINESS
--------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on February 23, 2000. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 528 Fon du Lac Drive, East Peoria, Illinois 61611. Our telephone number is (309) 699-8725. Our offices are leased from Dale Runyon and Doris M. Runyon Dynasty Trust on a month to month basis and our monthly rental is $500.00.

Background

     We acquired 38 properties containing 152 association placer mining claims in La Paz, Maricopa and Yuma Counties, Arizona.

     To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that commercially viable mineralized material, or a reserve, exists on our property. We will not be able to make such a determination until exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

     The claims comprising our property are as follows:

Group 1 Claims:

1. Black Mountain (Black Rock); T.3 N., R.13W, G&SR Meridian. 8-160 acre claims or 1,280 acres.
2. Coyote Peak; T.2 N., R.13 W, G&SR Meridian. 16-160 acre claims or 2,560 acres.
3. Coyote Well; T.2 N., R.14 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.
4. Charco Tank; T.3 N., R.14 W., G&SR Meridian. 8-160 acre claims or 1,280 acres.
5. Mike; T.2 N., R.12 W., G&SR Meridian. 4-160 acre claims or 640 acres.
6. Little Horn; T.1 N., R.13 W., G&SR Meridian. 4-160 acre claims or 640 acres.

The above Group 1 Claims contain a total of 7,680 acres.

Location and access

     The Group 1 claims are located in Las Paz County, Arizona, about 50 miles east of Blyth, California south of exit 53 on the Interstate highway 10 going to Phoenix. Various gravel/dirt roads go south into the claim group area.

Physiography

     The claim groups are located south of the Little Harquahala Mountains and northwest and west of the Eagletail Mountains. Coyote Peak is on the western side of the claim group. Elevations range from 1,285 feet on the desert floor to 3,186 in the Eagletail Mountains. The area contains the Upper Bouse Wash which is dry most of the time. The vegetation is very sparse and the climate is typical of the Arizona desert.

Geology

     The area is largely Quaternary alluvium consisting of gravels, sand, silt, and clays at depth. The outcrops consist of the following:

     *    Quaternary Basalt
     *    Quaternary Dikes and Plugs
     *    Cretaceous Andesites
     *    Cretaceous Kofa Volcanics
     *    Mesozoic Granites
     *    Mesozoic Schists
     *    Paleozoic Limestones, Shales, Siltstones, and Sandstones.

Numerous precious metal outcrops and small mine adits exist in the area. Presently there are no operating mines in the district.

Group 2 Claims

     The Group 2 claims consist of five sub-groups of claims as follows:

1.   Winchester; T.6 N., T.12 W. G&SR Meridian. 4-160 acre claims or
     640 acres.

2. Low Mountain; T.7 N., R.12 W., G&SR Meridian. 4-160 acre claims or 640 acres.

3.   Happy Camp; T.7 N., R.11 W., G&SR Meridian. 4-150 acre claims or
     640 acres.

4.   Socorro Peak; T.6 N., R.11 W., G&SR Meridian. 4-160 acre claims.

5. Salome; T.6 N., R.13 W., G&SR Meridian. 4-160 acre claims or 640 acres.

     The above Group 2 claims contain a total of 3,200 acres.

Location and access

     The Group 2 claims are located in McMullen Valley near Wenden, La Paz County, Arizona. Wenden is on state highway 60 northeast of Salome, Arizona. A paved road going north of Wenden gives access to most of the claim area.

Physiography

     Many of the claims are on the south slopes of the Harcuvar Mountains. One of the old mines in the claim area is the Bonanza Mine. The elevations range from 2,025 feet to 4,618 at Harcuvar Peak. The area is arid and some vegetation exists. Numerous dry washes drain southeast from Harcuvar Mountain. The climate is arid and a higher-desert environment.

Geology

     There is considerable Quaternary alluvium consisting of coarse gravels, sands, and silts. The abundant outcrops consist of the following:

     *    Laramide granite
     *    PreCambrian schist.

     There are various old mine shafts and adits but there are no mining operations in the immediate area at present.

Group 3 Claims

     The Group 3 Claims consist of four sub-groups of claims as follows:

1. Meltop; T.2 S.,R.3 W., G&SR Meridian. 4-160 acre claims or 640 acres.

2. Rainbow; T.3 S., R.1 W., G&SR Meridian. 4-160 acre claims or 640 acres.

3. Mobile; T.3 S., R.1 E., G&SR Meridian. 4-160 acre claims of 640 acres.

4. Rainbow Valley; T.3 S., R.2 W., G&SR Meridian. 4-160 acre claims or 640 acres.

     The above Group 3 Claims contain a total of 2,560 acres.

Location and access

     The Group 3 Claims are located about 25 miles northeast of Gila Bend, Maricopa County, Arizona along state highway 85 in the Little Rainbow Valley on the northeast flanks of the Maricopa Mountains.

Physiography

     The location of the claims parallels the dry Waterman Wash which trends northwest and lies between the Sierra Estrella Mountains and the Maricopa Mountains. The elevation in the claim area ranges from 1,129 feet to 2,340 feet of elevation. This arid desert environment supports very little vegetation.

Geology

     There is abundant Quaternary gravels, sand, and silt in the claim area. The outcrops consist of the following:

     *    PreCambrian granite
     *    PreCembrian schists.

In addition, there are some old workings around a quartz intrusion taking the form of a stock-work.

Group 4 Claims

     The Group 4 claims consist of two sub-groups of claims as follows:

1. Lost Horse Peak; T.7 S., R.1 W., G&SR Meridian 12-160 acre claims or 1,920 acres.

2.   Getzwell; T.7 S., R.2 W., G&SR Meridian. 8-160 acre claims or
     1,280 acres.

     The above Group 4 Claims contain a total of 3,200 acres.

Location and access

     These Group 4 Claims are located about 20-miles east of Gila
Bend, Arizona in Maricopa County, along Interstate 8 on the south side. Numerous dirt roads access the claim area. The claims are on the northeast flanks of the Sand Tank Mountains.

Physiography

     The claims are situated along numerous washes such as the Sand Tank Wash. There are various small wells in the area. The elevations range from 2,031 feet to 2,441 feet at Round Butte. Bender Wash (which is dry) also dissects the claim area. Sparse vegetation exists in this arid desert environment.

Geology

     Quaternary gravels, sand, silt, and clays at depth are abundant in the area, with some limited outcrops of the following:

     *    Quaternary basalt
     *    Laramide granite
     *    Cretaceous sauceda volcanics.

Group 5 Claims

     The Group 5 Claim consist of one sub-group of claims as follows:

1. Vekol Valley; T.8. S., R.1 E., G&SR Meridian. 4-160 acre claims or 640 acres.

Location and access

     This Group 5 Claim is located about 28-miles east of Gila Bend, Arizona in Maricopa County along Interstate 8 at exit 44. The claim is south of the Interstate 8 along a main dirt road that goes south through the claim group. The road and claims parallel Vekol Wash which is normally dry.

Physiography

     The location of the claim is between the White Hills and Black Mountain. The elevations range from 2,000 feet to 3,307 at Black Mountain. There is scrub vegetation along the Vekol Valley and Vekol Wash. Otherwise, the climate is typical of the Arizona desert.

Geology

     Quaternary gravels, sand, sift, and clays at depth are found in the washes and mainly on these claims. The major outcrops are as follows:

     *    PreCambrian schist.

Group 6 Claims

     The Group 6 Claims consist of three sub-groups of claims as follows:

1.   Red Raven; T.3 S., R.12 W., G&SR Meridian. 4-160 acre claims or
     640 acres.

2. Red Raven 11, T.4 S., R.12 W., G&SR Meridian. 4-160 acre claims of 640 acres.

3.   Palomas; T.2 S., R.13 W., G&SR Meridian. 8-160 acre claims or
     1,280 acres.

     The above Group 6 Claims contain a total of 2,560 acres.

Location and access

     The Group 6 Claims are accessed by a dirt road going northwest from Hyder, Arizona in Yuma County. The claims are in the Palomas
Plain and Hoodoo Wash. The Hyder road goes north of Interstate 8 at Dateline, Arizona.

Physiography

     These claims are situated along the Palomas Plain with elevations ranging from 1,568 feet to 1,720 feet in elevation. Hoodoo and Red Raven Washes are dry and the main feature in the claim area. This desert environment features an arid climate with very sparse vegetation and little water.

Geology

     Quaternary gravel, sand, silt, and clay at depth are the principal geologic feature along the washes. The few outcrops are as follows:

     *    Quaternary basalt
     *    Laramide sandstone, shale, and conglomerate
     *    Cretaceous Kofa volcanics
     *    Mesozoic gneiss.

Group 7 Claims.

     The Group 7 Claims consist of two sub-groups of claims as follows:

1.   Bosque; T.5 S., R.3 W., G&SR Meridian. 8-160 acre claims or
     1,280 acres.

2. SRF 11; T.6 S., R.3 W., G&SR Meridian. 4-160 acre claims or 640 acres.

     The above Group 7 Claims contain a total of 1,920 acres.

Location and access

     The Group 7 Claims are located about seven miles east of Gila Bend, Arizona in Maricopa County along Interstate 8. Numerous dirt roads access the claim areas. The claims are along the southwest slope of the Maricopa Mountains.

Physiography

     These claims parallel the numerous washes in the area that trend to the northwest (and flow to the northwest). Elevations range from 1,131 feet to 2,060 feet. Bender Wash drains the area and flows to the northwest. The desert environment is arid and sparse vegetation exists along some of the washes.

Geology

     Quaternary gravel, sand, silt, and clays at depth are present along the washes. The outcrops in the area are as follows:

     *    Quaternary basalt
     *    PreCambrian granite.

Group 8 Claims,

     The Group 8 claims consist of two sub-groups of claims as follows:

1. Cactus Valley; T.1 S., R.11 W., G&SR Meridian. 2-160 acre claims or 320 acres.

2. Cactus Valley; T.2 S., R.11 W., G&SR Meridian. 2-160 acre claims or 320 acres.

     The above Group 8 Claims contain a total of 640 acres.

Location and access

     These Group 8 Claims are located near Clanton Well which is north of Hyder, Arizona in Yuma County. Various dirt roads go north from Hyder to the claim area which is about 17-miles north.

Physiography

     The claims are located south of Cemetery Ridge and around Clanton Well and the Clanton Hills. The elevations range from 1,399 feet to 1,575 feet and the climate is arid and the vegetation very sparse. This is a typical Arizona desert environment with dry washes dissecting the area.

Geology

     Quaternary gravels, sand, silt, and clay at depth cover much of the claim area. The outcrops present in the area are as follows:

     *    Quaternary basalt.
     *    Tertiary sandstone, shale, and conglomerates.
     *    Cretaceous Andesites
     *    Cretaceous Kofa volcanics
     *    Mesozoic gneiss
     *    PreCembrian schist.

GROUP 9 CLAIMS.

     The Group 9 Claim consist of one sub-group of claims as follows:

1. Peoria; T.6 S.,R.4 W., G&SR Meridian. 4-160 acre claims of 640 acres.

Location and access

     The Group 9 Claim is located about eight miles south of Gila
Bend, Arizona in Maricopa County. The main feature in the claim area is the Quilotosa Wash.

Physiography

     The claim is parallel to the Sauceda Wash and in the Quilotosa Wash system that drains to the northwest from the Sand Tank and Sauceda Mountains to the south. The elevations range from 1,200 feet to 800 feet along the wash system. Scrub vegetation is found in the washes, that are normally dry.

Geology

     Quaternary gravels, sand, silt, and clay at depth are the only material in the claim area, although the detritus sources to the south consist of various granitic and volcanic rocks, as well as tactites and intrusives.

Group 10 Claims

     The Group 10 claim consist of one sub-group as follows:

     A). LaPosa; T.1 S., R.19 W., G&SR Meridian. 8-160 acre claims or
     1,280 acres.

Location and access

     The claim is just to the west of state highway 95 about 25-miles south of Quartzite, Arizona in Yuma County (see map). Dirt roads give access to the claims. The claim is between the Chocolate and the Castle Dome Mountains.

Physiography

     This claim is at the foot of the Castle Dome Mountains in a dry wash zone. The Tweed Mine is just to the northwest of the claims. The elevations range from 1,200 to 2,822 feet of elevation. The area is arid desert with sparse vegetation.

Geology

     The wash and main claim area consists of Quaternary gravels, sand, silt, and some clays at depth. The outcrops are Cretaceous
Andesites. The Tweed Mine is the only old mine in the claim area, but it is not in production.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, like trenches and prospect pits, will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area.
Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost up to $200,000.

     Phase 2 involves an initial examination of the results of Phase 1 trench samples and geophysical work in order to conduct additional trenching and more advanced geophysical work. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $200,000.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body.
Phase 3 will take about 6 months and cost up to $300,000.

     We intend to contact other companies about the properties if we find mineralized materials, in order to explore joint venture possibilities. As of the date hereof, we have not identified or contacted any joint venture candidates and there is not assurance we will ever contact any other companies about joint venturing with us in the development of our properties.

Competitive Factors

     The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or
removal or  mineral from our property.   Readily available gold
markets exist in United States and around the world for the sale of
gold.   Therefore, we will be able to sell any gold that we are able to recover.

Mining and environmental matters.

Overview

     We, like other mining companies doing business in the United States, are subject to a variety of federal, state and local statutes, rules and regulations designed to protect the quality of the air and water in the vicinity of its mining operations and the preservation of certain archeological sites. These include "permitting" or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements designed to mitigate the effects of discharges into the environment during mining operations, and reclamation or post-operation requirements designed to remediate the lands affected by a mining facility once commercial mining operations have ceased. These laws also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste.

     Federal legislation and implementing regulations adopted and administered by the Environmental Protection Agency, the Forest Service, the Bureau of Land Management, the Fish and Wildlife Service, the Army Corps of Engineers and other agencies in particular, legislation such as the federal Clean Water Act, the Clean Air Act, the National Environmental Policy Act and the Comprehensive Environmental Response, Compensation and Liability Act, have a direct bearing on domestic mining operations. These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although mines continue to be approved for development in the United States, the cost and uncertainty associated with the permitting process could have a material affect on mining the properties.

The Clean Water Act.

     The federal Clean Water Act is the principal federal environmental protection law regulating mining operations. The Act imposes limitations on waste water discharges into waters of the United states, including discharges from point sources such as mine facilities. In order to comply with the Clean Water act, we will be required to obtain one or more permits which will control the level of effluent discharges from future proposed mining and processing operations.

The Clean Air Act.

     The federal Clean Air Act limits the ambient air discharge of certain materials deemed to be hazardous and establishes a federal air quality permitting program for such discharges. Hazardous materials are defined in enabling regulations adopted under the Act to include metals and toxic solvents such as cyanide which is used in heap leach recovery processes. The Act also imposes limitations on the level of particulate matter generated from mining operations, and we may be required to adopt dust control techniques in all phases of mining in order to comply with these limitations.

The National Environmental Policy Act.

     The National Environmental Policy Act requires all governmental agencies to consider the impact on the human environment of major federal actions as therein defined. Because our mining properties are located on federal lands, mining operations on those lands could be conditioned on the preparation, review and approval of an environmental impact statement outlining in detail the environmental effects of such operations and the Company's efforts to ameliorate such effects.

The Comprehensive Environmental Response, Compensation and Liability
Act.

     The federal Comprehensive Environmental, Response, Compensation and Liability Act imposes clean-up and reclamation responsibilities with respect to unlawful discharges into the environment, and establishes significant criminal and civil penalties against those persons who are primarily responsible for such discharges.

Arizona environmental laws and regulations.

     Arizona has adopted counterparts to the Environmental Policy Act and the Metal Mine Reclamation Act, both of which are administered by the Department of Lands. Arizona also adopted the Air Quality Act and Water Quality Act, which parallel to a large extent the provisions of the Clean Air Act and Clean Water Act.

     Compliance with statutory environmental quality requirements may: necessitate significant capital outlays; materially affect our earning power; or may cause material changes in the Company's intended activities. No assurance can be given that environmental standards imposed by either federal, state or local governments will not be changed or become more stringent, thereby possibly materially adversely affecting our proposed activities.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No
endangered species will be disturbed.   Restoration of the disturbed
land will be completed according to law.  All holes, pits and shafts
will be sealed upon abandonment of the property.   It is difficult to
estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be our officers and consultants that we may hire.

Employees and Employment Agreements

     At present, we have no employees, other than our officers, who were compensated for their services. Our officers do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

--------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
--------------------------------------------------------------------

      This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which,
by their nature, refer to future events.   You should not  place
undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

      To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We do intend to buy mining, milling and laboratory equipment. We do not expect a change in our number of employees.

No Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on February 23, 2000.

     We just recently acquired our first property and are planning the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition and for corporate expenses.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 9,500,000 shares of common stock and 10,000,000 shares of class A preferred stock pursuant to Section 4(2) of the Securities Act of 1933 in February 2000. The shares of common stock and preferred stock were issued in exchange for securities and mining claims valued at $466,794.

     We also issued 50,000 common shares for a loan fee of $1,000. The shares were issue pursuant to Section 4(2) Securities Act.

     One of our officers and directors, Dale Runyon through Dynasty Trust, an entity he controls, loaned us $60,000.

     As of August 31, 2000, our total assets were $329,353 and our total liabilities were $61,500.

--------------------------------------------------------------------
                            MANAGEMENT
--------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address         Age       Positions

Dale L. Runyon           73        Chairman of the Board of Directors
528 Fon Du Lac Dr.
East Peoria, IL 61611

Roger D. Roemer          57        President an a member of the Board
6343 McLean Road                   of Directors
Minier, IL 61759

Richard G. Steeves       61        Secretary/Treasurer, Chief
1911 E. Meadowlake Dr.             Financial Officer and a member of
Mahumet, IL 61853                  the Board of Directors

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Dale L. Runyon - Chairman of the Board of Directors of the Company.

     Mr. Runyon is a founder of the Company and since inception a member of the Board of Directors. From March 1999 to November 1999, Mr. Runyon was the secretary/treasurer and director of WindStar Resources, Inc. formerly Turtleback Mountain Gold, Inc., an Arizona corporation engaged in the business of mining. WindStar has since changed its business and corporate name to Nexland, Inc. Since 1978, Mr. Runyon has been a business consultant in the mining industry. As a consultant, he assists companies with economic analysis of potential mining properties and, in general, supervises "turnkey projects" from start to finish. Since 1986, Mr. Runyon has been the Chairman of the Board and Chief Executive Officer of Phoenix International Mining, Inc., a Nevada corporation. Since 1987, Mr. Runyon has been the Chairman of the Board and Chief Executive Officer of Maxam Gold Corporation, a Nevada corporation, involved in the business of mining. Mr. Runyon received a B.A. from Knox College and is a retired Colonel in the United States Army.

Roger D. Roemer - President and a member of the Board of Directors

     Mr. Roemer is a founder, and since inception, its President and a member of the Board of Directors. From 1966 to July 1997, Mr. Roemer was a member of the security staff of Caterpillar, Inc. Since July 1998, Mr. Roemer has been manager of Hidden Valley Mining, LLC #1, an Arizona limited liability corporation controlled by Dale Runyon, our Chairman of the Board of Directors.

Richard G. Steeves - Secretary/Treasurer, Chief Financial Officer and a member of the Board of Directors

     Mr. Steeves is a founder, and since inception, its Secretary/Treasurer, Chief Financial Officer and a member of the Board of Directors. Mr. Steeves was a member of the Board of Directors of Nexland, Inc., formerly known as WindStar Resources, Inc., formerly known as Turtleback Mountain Gold, Inc. from November 1996 to July 2000 and its Secretary/Treasurer and Chief Financial Officer from November 1997 to August 2000. Since July 1998, Mr. Steeves has been Secretary and a member of the Board of Directors of Maxam Gold Gold Corporation, a Nevada corporation engaged in the business of mining. Since July 1998, Mr. Steeves has been Secretary and a member of the Board of Directors of Phoenix International, Inc., a Nevada corporation engaged in the business of mining. From July 1978 to August 1993, Mr. Steeves was the controller and division manager of Southland Distribution Center. Southland Distribution Center, a Texas corporation, is an operator of a convenience store chain ("Seven-Eleven"). Since April 1993, Mr. Steeves has been the President and a member of the Board of Directors of Sandaz Corporation, a Nevada corporation. Sandaz Corporation is a natural resources company. Since April 1993, Mr. Steeves has been the President and a member of the Board of Directors of RGS Services, Inc., an Illinois corporation. RGS Services, Inc. consults with companies on business management, transportation and taxes. Mr. Steeves received a B.A. from Hampton Institute, Hampton, Virginia.

Conflicts of Interest

     We believe that Messrs. Runyon, Roemer and Steeves will be subject to conflicts of interest. The conflicts of interest arise from Messrs. Runyon, Roemer and Steeves's relationships with other mining corporations. In the future, Messrs. Runyon, Roemer and Steeves will continue to be involved in the mining business for other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee are Messrs. Runyon, Roemer and Steeves's devotion of time to mining projects that do not involve us.

     Specifically, Mr. Runyon is an officer and director of Maxam Gold Corporation and Phoenix International Mining, Inc. which are engaged in the mining business. Mr. Roemer is a manager of Hidden Valley Mining LLC #1 which is engaged in the mining business. Mr. Steeves is an officer and director of Maxam Gold Corporation, Phoenix International Mining, Inc., and Sandaz Corporation which are engaged in the mining business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others.

--------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
--------------------------------------------------------------------

     Messrs. Runyon, Roemer and Steeves, our officers and directors, were compensated in shares of common stock in the amount of $-0- for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and for our business operations.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address    Number of      Number         Percentage of
Beneficial          Shares Before  of Shares      of Ownership
Owner [1]           Offering       After Offering After Offering

Dale L. Ruynon [2]  7,775,000      7,775,000      81.41%
528 Fon Du Lac Dr.
East Peoria, IL

Roger D. Roemer       375,000        375,000       3.93%
6343 McLean Rd.
Minier, IL

Richard G. Steeves    150,000        150,000       1.57%
1911 E. Meadowlake Dr.
Mahumet, IL

All Officers and Directors
as a Group (3)      8,300,000      8,300,000      86.91%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933 by virtue of his/its direct and indirect stock holdings. Messrs. Runyon, Roemer and Steeves are the only "promoters" of our company.

[2] Includes shares owned by Mr. Runyon and shares owned by the following entities which Mr. Runyon controls: Baragan Mountain Mining LLC; Black Mountain Mining LLC; Bosque Mining LLC; Cactus Valley Corp.; Charco Tank Mining LLC; Coyote Peak Mining LLC; Getz Well Mining LLC; Hidden Valley Mining, LLC; Little Horn Mining LLC; Llost Horse Peak Mining LLC; Maxam Gold Corporation; Meltop Mining LLC; Mike Mining LLC; Peoria Precious Metals; Phoenix International Mining Inc.; RFS Mining LLC; Tank Mountain Gold, Inc,; and Uranco Mining LLC. Also, includes shares owned by the following entities which Mr. Runyon is a trustee: Dynasty Trust; Lost Horse Peak Trust; and Uranco Trust.

Future Sales by Existing Stockholders

     A total of 9,550,000 shares of common stock and 10,000,000 shares of preferred stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.


--------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
--------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 70.68% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Shares

     We are authorized to issue up to 50,000,000 preferred shares, par value $0.001 per share. Currently, 10,000,000 shares of class A preferred stock are outstanding. The relative rights, preferences, designations, rates, conditions, privileges, limitations, dividend rates, conversion rights, preemptive rights, voting rights, rights and terms of redemption, liquidation preferences, and sinking terms of the preferred stock shall be determined by our directors. The 10,000,000 class A preferred shares outstanding are non-voting, non-cumulative, and are convertible into shares of common stock on the basis of one share of preferred stock for one share of common stock.

Reports

      After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

--------------------------------------------------------------------
                       CERTAIN TRANSACTIONS
--------------------------------------------------------------------

     We issued 8,300,000 shares of common stock to our officers, directors and entities controlled by Dale Runyon, our President in consideration of securities and mining claims valued at $349,387.51. Mr. Runyon controls the following entities which are shareholders of the company: Baragan Mountain Mining LLC; Black Mountain Mining LLC; Bosque Mining LLC; Cactus Valley Corp.; Charco Tank Mining LLC; Coyote Peak Mining LLC; Getz Well Mining LLC; Hidden Valley Mining, LLC; Little Horn Mining LLC; Llost Horse Peak Mining LLC; Maxam Gold Corporation; Meltop Mining LLC; Mike Mining LLC; Peoria Precious Metals; Phoenix International Mining Inc.; RFS Mining LLC; Tank Mountain Gold, Inc,; and Uranco Mining LLC. Also, includes shares owned by the following entities which Mr. Runyon is a trustee:
Dynasty Trust; Lost Horse Peak Trust; and Uranco Trust.

     We issued 50,000 common shares to one of our officers for a loan fee of $1,000.

     One of our officers and directors, Dale Runyon through Dynasty Trust, an entity he controls, loaned us $60,000. Since our inception, Mr. Runyon, advanced loans to us in the total sum of $60,000, which were used for organizational and start-up costs and operating capital. The loans bear interest at a rate of 12% and have not been paid as of the date hereof.

--------------------------------------------------------------------
                            LITIGATION
--------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     Our financial statements for the period from inception to September 30, 2000, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

--------------------------------------------------------------------
                           LEGAL MATTERS
--------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

--------------------------------------------------------------------
                       FINANCIAL STATEMENTS
--------------------------------------------------------------------

     Our accounting year end is December 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be prepared by an Independent Certified Public
Accountant.

     Our audited financial statement from inception to September 30, 2000 immediately follows:

INDEPENDENT AUDITOR'S REPORT                                     F-1

FINANCIAL STATEMENTS
     Balance Sheet                                               F-2
     Statement of Operations                                     F-3
     Statement of Stockholders' Equity                           F-4
     Statement of Cash Flows                                     F-5

NOTES TO THE FINANCIAL STATEMENTS                                F-6

Board of Directors
Black Mountain Gold, Inc.
East Peoria, Illinois

                    INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Black Mountain Gold, Inc. (an exploration stage company) as of August 31, 2000 and the related statements of operations, cash flows, and stockholders' equity for the period from February 23, 2000 (inception) through August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Mountain Gold, Inc. as of August 31, 2000, and the results of its operations and its cash flows for the period from February 23, 2000 (inception) to August 31, 2000, in conformity with generally accepted accounting principles.

As discussed in Note 2, the Company has been in the exploration stage since its inception and has no revenues. The Company's continued viability is dependent upon the Company's ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
September 28, 2000

                     BLACK MOUNTAIN GOLD, INC.
                 (AN EXPLORATION STAGE ENTERPRISE)
                           BALANCE SHEET
                          August 31, 2000


ASSETS

CURRENT ASSETS
 Cash                                             $     19,409
 Trading securities - at fair value                     29,700
                                                  ------------
     Total Current Assets                               49,109
                                                  ------------
OTHER ASSETS
 Mining claims                                         110,025
 Investment warrants                                   170,219
                                                  ------------
     Total Other Assets                                280,244

TOTAL ASSETS                                      $    329,353
                                                  ============

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                 $      1,500
 Related party notes payable                            60,000
                                                  ------------
     Total Current Liabilities                          61,500

COMMITMENTS AND CONTINGENCIES                              -
                                                  ------------
STOCKHOLDERS' EQUITY
 Convertible preferred stock, 50,000,000
  shares authorized, $0.001 par value;
  10,000,000 shares issued and outstanding              10,000
 Common stock, 50,000,000 shares authorized,
  $0.001 par value; 9,550,000 shares issued
  and outstanding                                        9,550
 Additional paid-in capital                            534,610
 Common stock subscribed                               (76,366)
 Deficit accumulated during exploration stage         (209,941)
                                                  ------------
     Total Stockholders' Equity                        267,853
                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $    329,353
                                                  ============


   The accompanying notes are an integral part of these financial statements.

                     BLACK MOUNTAIN GOLD, INC.
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENT OF OPERATIONS

                                             For the Period from
                                             February 23, 2000
                                             (Inception) to
                                             August 31, 2000

REVENUES                                     $         -
                                             -------------
EXPENSES
 Contract services                                  23,178
 Related party contract services                     4,477
 Professional fees                                  20,049
 Mining claims expense                              16,000
 Rent expense                                        1,500
 Other general and administrative expenses           9,566
                                             -------------
     Total Expenses                                 74,770
                                             -------------
LOSS FROM OPERATIONS                               (74,770)
                                             -------------
OTHER INCOME(EXPENSE)
 Loss on fair market value of securities           (28,954)
 Realized losses on trading securities            (106,217)
                                             -------------
     Total other income(expense)                  (135,171)
                                             -------------
TOTAL LOSS BEFORE INCOME TAX                      (209,941)

INCOME TAXES                                           -
                                             -------------
NET LOSS                                     $    (209,941)
                                             =============

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED                            $       (0.02)
                                             =============

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING,
BASIC AND DILUTED                                9,550,000
                                             =============





   The accompanying notes are an integral part of these financial statements.

                     BLACK MOUNTAIN GOLD, INC.
                 (AN EXPLORATION STAGE ENTERPRISE)
                 STATEMENT OF STOCKHOLDERS' EQUITY


                                   Preferred Stock     Common Stock
                                   Number              Number
                                   of Shares Amount    of Shares  Amount
Issuance of preferred and common
 stock for trading securities,
 warrants and cash at
 approximately $0.02 per share     10,000,000 $ 10,000 5,000,000 $ 5,000

Issuance of common stock in
 exchange for securing mining
 claims at approximately
 $0.02 per share                          -        -   4,500,000   4,500

Issuance of common stock as
 loan fee at $0.02 per share              -        -      50,000      50

Loss for period ending,
 August 31, 2000                          -        -         -       -
                                   ---------- -------- --------- -------
Balance, August 31, 2000           10,000,000 $ 10,000 9,550,000 $ 9,550
                                   ========== ======== ========= =======























   The accompanying notes are an integral part of these financial statements.

                                F-4a

                     BLACK MOUNTAIN GOLD, INC.
                 (AN EXPLORATION STAGE ENTERPRISE)
                 STATEMENT OF STOCKHOLDERS' EQUITY



                                                  Deficit
                                                Accumulated
                              Additional Common   During       Total
                              Paid-In    Stock  Exploration Stockholders'
                              Capital  Subscribed  Stage       Equity

Issuance of preferred and common
 stock for trading securities,
 warrants and cash at
 approximately $0.02 per share$ 428,135 $ (76,366) $       -   $ 366,769

Issuance of common stock in
 exchange for securing mining
 claims at approximately
 $0.02 per share                105,525       -            -     110,025

Issuance of common stock as
 loan fee at $0.02 per share        950       -            -       1,000

Loss for period ending,
 August 31, 2000                    -         -       (209,941) (209,941)
                              --------- ---------  ----------- ---------
Balance, August 31, 2000      $ 534,610 $ (76,366) $  (209,941)$ 267,853
                              ========= =========  =========== =========



















   The accompanying notes are an integral part of these financial statements.

                                F-4b

                     BLACK MOUNTAIN GOLD, INC.
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENT OF CASH FLOWS

                                                  For the Period from
                                                   February 23, 2000
                                                     (Inception) to
                                                     August 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                              $   (209,941)
 Increase in accounts payable                                 1,500
 Loan bonus paid by issuing common stock                      1,000
 Loss on fair market value of trading securities             28,954
 Loss on sale of trading securities                         106,217
                                                       ------------
Net cash used by operating activities                       (72,270)
                                                       ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of trading securities                    81,129
                                                       ------------
Net cash provided by investing activities                    81,129
                                                       ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of stock                                550
 Proceeds from notes payable                                 10,000
                                                       ------------
Net cash provided by financing activities                    10,550
                                                       ------------
Change in cash                                               19,409

Cash, beginning of period                                       -
                                                       ------------
Cash, end of period                                    $     19,409
                                                       ============


SUPPLEMENTAL DISCLOSURES:
 Interest paid, in cash                                $        -
                                                       ============
 Income taxes paid, in cash                            $        -
                                                       ============
NON-CASH TRANSACTIONS:
 Stock issued in exchange for subscription for
  common stock                                         $    110,025
 Common stock subscriptions paid from trading securities
  and warrants                                         $     87,216
 Note payable exchanged for trading securities         $     50,000
 Loan bonus paid by issuing common stock               $      1,000

   The accompanying notes are an integral part of these financial statements.

                     BLACK MOUNTAIN GOLD, INC.
                  (A EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                          August 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Black Mountain Gold, Inc. (hereinafter "the Company") was incorporated on February 23, 2000 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company's fiscal year end is December 31. Upon formation, the Company issued its stock and warrants in exchange for common stock and warrants in a communications company (see Note 3) and unpatented mining claims in Arizona which are in the process of being transferred to the Company (see Note 8).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Black Mountain Gold, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Exploration Stage Activities
The Company has been in the exploration stage since its formation in February 2000 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter the development stage.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $209,941 for the period ended August 31, 2000 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management plans to identify and develop additional private funding for its operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

                     BLACK MOUNTAIN GOLD, INC.
                  (A EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                          August 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
The carrying amounts for cash, marketable securities, accounts receivable, accounts payable, notes payable and accrued liabilities approximate their fair value.

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. As of August 31, 2000, the Company had 10,000,000 shares of preferred stock outstanding, which is convertible to common stock at a rate of one preferred share to one share of common stock. Preferred shares, which may be converted to shares of common stock twelve months after the Company completes an initial public offering, are considered anti-dilutive and have not been included as part of the diluted loss per share calculation at August 31, 2000.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision for Taxes
At August 31, 2000, the Company had a net operating loss of approximately $209,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Derivative Instruments
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

                     BLACK MOUNTAIN GOLD, INC.
                  (A EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                          August 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

At August 31, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Impaired Asset Policy
In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company will review its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at August 31, 2000.

Concentration of Risk
As of August 31, 2000, 100% of investments owned by the Company were held in one security. The security trades on the NASDAQ market as a small capitalization security (small cap). Small cap securities, by their nature, are highly volatile. The fair market value of the securities as of August 31, 2000 was $29,700. See Note 3.

Investments
The Company's investments are tracked using the average cost method.

Exploration Costs
In accordance with generally accepted accounting principles, the Company will expense exploration costs as incurred.

Year 2000 Issues
Like other companies, Black Mountain Gold, Inc. could be adversely affected if the computer systems the Company, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment and elevators, etc. At this time, the Company does not have any evidence of problems associated with the Year 2000 issue.

NOTE 3 - INVESTMENTS IN SECURITIES

On February 23, 2000, the Company's stockholders were committed to contribute 37,888 common stock shares of Nexland, Inc. valued at $7 per share to the Company. As of August 31, 2000, the Company had received 28,000 shares of Nexland, Inc.'s stock.

                     BLACK MOUNTAIN GOLD, INC.
                  (A EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                          August 31, 2000

NOTE 3 - INVESTMENTS IN SECURITIES (CONTINUED)

On August 25, 2000, a shareholder exchanged 50,000 additional shares of Nexland Inc.'s stock for a note payable. See Note 10.

The Company subsequently sold 45,300 shares of Nexland Inc.'s stock for $81,127, recognizing a loss of $106,219.

Investments in securities are summarized as follows at August 31, 2000:


                              Change in           Fair
                              Market              Value
                              Value               August 31,
                                                  2000
     Trading securities:
       Nexland Common Stock   $  (28,954)         $    29,700
                              ----------          -----------

As part of its original capitalization, the Company was to receive 177,369 Nexland, Inc.'s Class A' warrants for the issuance of its common stock valued at $1 per warrant. As of August 31, 2000, the Company had received from stock subscription agreements 170,219 of these warrants. Nexland A' Warrants are exercisable for $1 each for one common stock share until December 31, 2000, at which time, the exercisable price will be increased to $2.50. The warrants will expire on August 16, 2001. The warrants are not tradable on any recognized market and are presented as other assets until converted to common stock.


                              Change in           Fair
                              Market              Value
                              Value               August 31,
                                                  2000

     Other Assets
       Nexland  A' Warrants   $    -0-            $  170,219
                              ============        ==========

NOTE 4 - PREFERRED STOCK

Upon incorporation, the Company authorized 50,000,000 preferred stock shares, which are convertible and nonparticipating. As of August 31, 2000, 10,000,000 shares of preferred stock were issued and outstanding. The preferred stock is convertible into 10,000,000 common stock shares twelve months after the Company completes an initial public offering.

                     BLACK MOUNTAIN GOLD, INC.
                  (A EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                          August 31, 2000

NOTE 5 - COMMON STOCK

Upon incorporation, the Company authorized 50,000,000 shares of common stock. Common stock shares of 9,500,000 were issued in exchange for a combination of Nexland A' Warrants, Nexland common stock, and mining claims. The shares were issued pursuant to Rule 144 of the 1933 Securities Act and, thus, they are restricted as to public transfer for a minimum period of one year. Shares of common stock that were issued for other than cash have been assigned amounts equivalent to the fair value of the assets received in exchange. See
Note 8.

On August 25, 2000, 50,000 common stock shares were issued as a bonus for shareholder loan. See Note 10.

NOTE 6 - COMMON STOCK SUBSCRIPTION RECEIVABLE

The Company entered into stock subscription agreements upon its formation. In return for receiving shares of the Company's common and preferred stock and warrants, participating stockholders agreed to give the Company 37,888 shares of Nexland, Inc.'s common stock, 177,369 Nexland Inc.'s warrants exercisable for Nexland Inc.'s common stock, and unpatented mining claims. As of August 31, 2000, the Company had received 28,000 shares of Nexland Inc.'s common stock and 170,219 warrants from these agreements. The subscribed balance of 9,889 shares of Nexland, Inc.'s common stock and 7,150 of warrants were still to be delivered as of August 31, 2000.

NOTE 7 - OUTSTANDING WARRANTS

At August 31, 2000, the Company had issued A and B warrants to purchase 3,000,000 shares of the Company's common stock at prices of $5 and $10 per share, respectively, as part of the contribution of mining claims to organize the Company. The warrants are exercisable and will begin to expire December 31, 2002. As of August 31, 2000, no value had been assigned to the warrants since their exercise price significantly exceeds the value of the Company's common stock established upon organization at approximately $0.024 per share.

NOTE 8 - MINING CLAIMS

The Company issued common stock, A and B Warrants in exchange of receiving unpatented mining claims. These unpatented mining claims were valued at $110,025 based upon the fair value of the Company's common stock issued at approximately $0.024 per share. At August 31, 2000, the Company is in the process of receiving title to the mining claims. See Note 5.

                     BLACK MOUNTAIN GOLD, INC.
                  (A EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                          August 31, 2000

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $15,000 has been paid and is recorded as professional fees. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

NOTE 10 - SHORT TERM NOTES PAYABLE

The Company has recorded notes payable to a related party of $60,000. This amount is represented by two promissory notes at 12% interest, and is due on demand. The first note, dated June 13, 2000, was exchanged for $10,000 cash. The second note, dated August 25, 2000, was exchanged for 50,000 Nexland Inc.'s common stock shares, valued at $50,000. A bonus of the Company's 50,000 common stock shares was attached to the second note. (See Note 5.) These notes are unsecured and uncollateralized.

NOTE 11 - RELATED PARTIES

On June 1, 2000, the Company began paying $500 a month for office rent to a related party. At present there is a verbal agreement on a month to month basis. Negotiations are still underway to formalize this agreement in writing.

Two promissory notes for $60,000 bearing interest of 12% payable upon demand are due to a shareholder. See Note 10.

A total of $4,477 was paid to a related party for accounting services.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee     .    .    .    .    .    .    $    13,200
Commissions    .    .    .    .    .    .    .    .    $ 5,000,000
Printing Expenses   .    .    .    .    .    .    .    $    25,000
Accounting Fees and Expenses  .    .    .    .    .    $    25,000
Legal Fees and Expenses  .    .    .    .    .    .    $    25,000
Blue Sky Fees/Expenses   .    .    .    .    .    .    $   365,000
Transfer Agent Fees      .    .    .    .    .    .    $    25,000
Miscellaneous Expenses   .    .    .    .    .    .    $   150,800
                                                       ------------
TOTAL                                                  $ 5,628,200
                                                       ============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Common Shares and Convertible Class "A" Preferred Shares
Name and Address         Date      Shares              Consideration
------------------       --------- -----------------   ----------------
Baragan Mountain LLC     05/17/00     50,000 Common    1,719 "A" Warrants
528 Fon du Lac                       100,000 Preferred and 488 Common
East Peoria, IL 61611                                  Shares of Nexland,
                                                       Inc. value $1,719

Robert Brown             06/29/00    200,000 Common    1,550 and 6,450
40100 Brandywine                     400,000 Preferred Common Shares of
#404                                                   Nexland, Inc. value
East Peoria, IL 61614                                  $3,487.50

Joe Bruckman             06/21/00     75,000 Common    3,380 "A" Warrants
204 North Main                       150,000 Preferred of Nexland, Inc.
Washington, IL 61571                                   valued $3,300

Cactus Valley Mining Inc.06/21/00    100,000 Common    4,400 "A" Warrants
528 Fon du Lac                       200,000 Preferred of Nexland, Inc.
East Peoria, IL 61611                                  value $4,400

Aaron Cathart            09/20/00     25,000 Common    1,000 Common Shares
4616 Highway 56                       50,000 Preferred of Nexland, Inc.
Chavin, LA 70344                                       value $760.25

Dynasty Trust            04/26/00    500,000 Common    20,000 Common Shares
Dale L. & Doris Runyon             1,000,000 Preferred of Nexland, Inc.
528 Fon du Lac                                         value $62,500
East Peoria, IL 61611

Byron Farrel             06/21/00     87,500 Common    3,750 "A" Warrants
826 Banyon Court                     175,000 Preferred of Nexland, Inc.
Marco Island, FL 34145                                 value $3,750

Getz Well Mining LLC     06/21/00    100,000 Common    4,400 "A" Warrants
528 Fon du Lac                       200,000 Preferred of Nexland, Inc.
East Peoria, IL 61611                                  value 4,400

Hidden Valley
 Mining LLC#1            06/21/00  1,500,000 Common    66,000 "A" Warrants
528 Fon du Lac                     3,000,000 Preferred of Nexland, Inc.
East Peoria, IL 61611                                  value $66,000

Bob Jones                03/09/00     25,000 Common    1,000 common shares
207 N.W. Madison St.                  50,000 Preferred of Nexland, Inc.
Rushville, IL 62861                                    value $7,000

Charlie Knapp            5/31/00      75,000 Common    2,700 "A" Warrant
307 Galesburg Dr.                    150,000 Preferred and 600 Common
Knoxville, IL 51448                                    Shares value $4,425

Maurice &
 Julia Littlefield       06/21/00     50,000 Common    2,200 "A" Warrants
2 Quail Covey Road                   100,000 Preferred of Nexland, Inc.
Lexington, VA 24450                                    value $2,200

Common Shares and Convertible Class "A" Preferred Shares
Name and Address         Date      Shares              Consideration
------------------       --------- ------------------- ----------------
Donna Logsdon            06/21/00     25,000 Common    1,100 "A" Warrants
133 N. 4th St.                        50,000 Preferred of Nexland, Inc.
Springfield, IL 62702                                  value $1,100

Maxam Gold Corporation   06/21/00     25,000 Common    1,100 "A" Warrants
528 Fon du Lac                        50,000 Preferred of Nexland, Inc.
East Peoria, IL 61611                                  value $1,100

Louis & Polly Myers      06/21/00     25,000 Common    1,100 "A" Warrants
595 Lime Drive                        50,000 Preferred of Nexland, Inc.
Petersburg, IL                                         value $1,100

Phoenix International
 Mining Inc.             06/21/00  1,262,500 Common    44,000 "A" Warrants
528 Fon du Lac                     2,525,000 Preferred of Nexland, Inc.
East Peoria, IL 61611                                  value $44,000

Joel & Patricia Postma   08/22/00     25,000 Common    1,100 "A" Warrants
1446 E. Grovers Avenue                50,000 Preferred of Nexland, Inc.
#8                                                     value $1,100
Phoenix, AZ 85022

RGS Services             03/14/00     50,000 Common    2,000 Common Shares
1811 E. Meadow Lake Dr.              100,000 Preferred of Nexland, Inc.
Mahomet, IL 61853                                      value $14,000

Roger Roemer             06/21/00    125,000 Common    5,500 "A" Warrants
6343 McLean Road                     250,000 Preferred of Nexland, Inc.
Miner, IL 61759                                        value $5,500

Robert Rask              06/21/00     75,000 Common    3,300 "A" Warrants
P. O. Box 144                        150,000 Preferred of Nexland, Inc.
Victoria, IL 61485                                     value $3,300

Lowell Rask              06/21/00    325,000 Common    14,300 "A" Warrants
P. O. Box 98                         100,000 Preferred of Nexland, Inc.
Victoria, IL 61485                                     value $14,300

Harriet Rucker           04/14/00    175,000 Common    7,500 "A" Warrants
1003 W. Centennial Drive             350,000 Preferred and 200 Common
Peoria, IL 61614                                       Shares value
                                                       $8,712.60

Carol Jean Runyon        07/26/00     25,000 Common    1,100 "A" Warrants
1333 N. 92nd St.                      50,000 Preferred of Nexland, Inc.
#109                                                   value $1,100
Scottsdale, AZ 85260

Daniel & Karen Runyon    07/05/00     75,000 Common    3,300 "A" Warrants
5713-A Brown Avenue                  150,000 Preferred of Nexland, Inc.
Fort Knox, KY 40121                                    value $ 3,300

Common Shares and Convertible "A" Preferred Shares
Name and Address         Date      Shares              Consideration
----------------         --------- ------------------- ----------------
Raymond Schurwanz                     50,000 Common    Receivable
807-B Valley Stream Dr.              100,000 Preferred
Wheeling, IL 60090

Frank Shafer             08/21/00    125,000 Common    1,650 Common Shares
R.R. #1, Box 125                     250,000 Preferred of Nexland, Inc.
Wyoming, IL 61491                                      value $2,062.50

Uranco Trust #1          10/17/00     25,000 Common    1,100 "A" Warrants
528 Fon du Lac                        50,000 Preferred of Nexland, Inc.
East Peoria, IL 61611                                  value $1,100

George Wright            09/07/00     25,000 Common    1,000 Common Shares
1101 Center Street                    50,000 Preferred of Nexland, Inc.
New Iberia, LA 70560                                   value $1,000

Christopher Wright       09/07/00     25,000 Common    1,000 Common Shares
1101 Center Street                    50,000 Preferred of Nexland, Inc.
New Iberia, LA 70560                                   value $1,000

ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation SB.

Exhibit No.    Document Description

 3.1           Articles of Incorporation.
 3.2           Bylaws.
 4.1           Specimen Stock Certificate.
 5.1 Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.2           Consent of Conrad C. Lysiak, Esq.
27.1           Financial Data Schedule.
99.1           Subscription Agreement.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. File, during any period in which is offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law of high end of the estimated maximum offering range may be reflect in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Peoria, Illinois, on this 6th day of November, 2000.

                         BLACK MOUNTAIN GOLD, INC.

                         BY:  /s/ Roger D. Roemer
                              Roger D. Roemer
                              President, Principal Executive Officer,
                              and a member of the Board of Directors

                         BY:  /s/ Richard Steeves
                              Richard Steeves
                              Treasurer, Principal Financial Officer, and
                              Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Roger D. Roemer, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                    Date

/s/ Dale L. Runyon
Dale L. Runyon           Chairman of the Board    November 6, 2000
                         of Directors

/s/ Roger D. Roemer      President and a member   November 6, 2000
Roger D. Roemer          of the Board of Directors
                         Principal Executive
                         Officer

/s/ Richard G. Steeves
Richard G. Steeves       Secretary/Treasurer,     November 6, 2000
                         Principal Financial Officer
                         Principal Accounting
                         Officer and a member
                         of the Board of Directors